Exhibit 10.5

LIMITED LIABILITY COMPANY AGREEMENT OF
IBG HOLDINGS LLC

Dated as of May [__], 2007

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LIMITED LIABILITY COMPANY AGREEMENT OF IBG HOLDINGS LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF IBG HOLDINGS LLC is entered into and shall be effective as of the commencement of business on the __ day of May, 2007, by and among the individuals and entities executing this Agreement, pursuant to the provisions of the Delaware Limited Liability Company Act, on the terms and conditions set forth hereinafter.

WHEREAS, the initial Members are former members of IBG LLC, a Connecticut limited liability company (formerly known as Interactive Brokers Group LLC) who have transferred their interests in IBG LLC to the Company in anticipation of a sale of a portion of such interests by the Company to Interactive Brokers Group, Inc., a Delaware corporation (“IBGI”), all as integral steps in the reorganization of the ownership of IBG LLC incident to the initial public offering of Class A common stock, par value $0.01 per share, of IBGI; and

NOW, THEREFORE, the undersigned, as the holders of all of the Interests in the Company, do hereby join in this Agreement with respect to the ownership, management, operation and governance of the internal affairs of the Company as follows:

ARTICLE I.

ORGANIZATION

Section 1.1.            Formation.  The parties hereto have formed a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act and upon the terms and conditions set forth in this Agreement.

Section 1.2.            Company Name.  The name of the Company shall be IBG Holdings LLC, and all business of the Company shall be conducted in such name.

Section 1.3.            Purpose.  The purpose of the Company is any lawful act or activity for which limited liability companies may be formed under the Act.

Section 1.4.            Principal Place of Business.  The principal place of business of the Company shall be  at such place as the Managing Member may designate.

Section 1.5.            Term.  The term of the Company shall commence upon the effective date of formation of the Company as provided in the Act and shall continue until the winding up and liquidation of the Company, and the completion of its business following a dissolution event, as provided in Article XII hereof.

Section 1.6.            Filings; Agent for Service of Process.

(a)           On behalf of the Members, the Managing Member has caused to be filed and recorded an appropriate Certificate of Formation of the Company.  The Managing Member

shall further cause to be executed, filed and recorded and shall cause to be published, if required by law, such other certificates or other instruments as may be necessary or desirable under the laws of any state in which the Company does business.

(b)           The address to which the Secretary of State shall send service of process is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Managing Member.

(c)           Upon the dissolution of the Company and following the wind-up and liquidation of the Company, the Managing Member shall promptly execute and cause to be filed a Certificate of Cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Company may have filed its Certificate of Formation or other certificates of qualification or existence.

Section 1.7.            Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

“Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provisions of succeeding law).

“Affiliate” means, with respect to the Company, any person or entity directly or indirectly controlling, controlled by or under common control with the Company, or a successor to the business of the Company (by way of purchase of assets, or otherwise).  For purposes of this definition, “control” means the direct or indirect ownership of at least fifty percent (50%) of all outstanding Voting Shares or at least fifty percent (50%) of the fair market value of all Interests.

“Agreement” means this Limited Liability Company Agreement of IBG Holdings LLC, as amended from time to time.  Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Base Rate” means the prime rate as published in the Wall Street Journal on the date the relevant obligation arises.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interest in the Company held by such Member pursuant to the terms of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Common Shares” means the units representing a class of Interests in the Company, exclusive of the Tax Benefit Shares but including the Series A Shares, the Series B Shares and the Series C Shares, having the rights specified in Section 2.2 and by reference to which allocations of Profits and Losses (exclusive of Profits and Losses derived from Tax Benefit Payments) and distributions of Net Cash Flow are made.

“Company” means IBG Holdings LLC, the limited liability company formed pursuant to this Agreement.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Exchange Agreement” means that certain Exchange Agreement, dated as of May [__], 2007, by and among IBGI, the Company, IBG LLC and the initial Members, pursuant to which, among other things provided therein, (i) the Members contribute their interests in IBG LLC to the Company in exchange for Interests, (ii) the Company will sell, and IBGI will purchase, a portion of the Company’s interests in IBG LLC, (iii) the Members are granted certain rights to have their Interests redeemed by the Company; (iv) the Company is granted certain rights to redeem the Interests of the Members; and (v) IBGI agrees to undertake public offerings of IBGI Common Stock and to purchase interests in IBG LLC from the Company from time to time as specified therein.

“Fair Market Value” shall be determined as follows:

(i)            Fair Market Value of a Common Share of the Company, and of any IBG LLC interest held by the Company means, as of the date of determination, the closing price per share of Common Stock on the primary national securities exchange on which the Common Stock is traded, as reported by Bloomberg L.P. or, if Bloomberg L.P. is not available, as determined by another reputable third-party information source selected by IBGI; and

(ii)           Fair Market Value of any other assets (other than cash, which shall be the face amount thereof) shall be determined by an independent appraiser selected by the Managing Member (or, in the context of the winding up of the Company, such other Person as may be charged with winding up the Company), with the approval of the holders of a majority of the Voting Shares.

“General Redemption Date” means any of the first and each subsequent anniversary date of the date of the initial public offering of IBGI Common Stock, being May [__], 2007.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(iii)          The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Company;

(iv)          The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member, as of the following times: (a) the issuance of an additional Interest in the Company to any new or existing Member; (b) the redemption of an Interest in the Company; (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) any other circumstance when the Managing Member, in its discretion, determines that a revaluation of the Property of the Company is necessary to properly reflect the economic relationship of the Members to one another and the Company;

(v)           The Gross Asset Value of any Company asset distributed or deemed distributed to any Member shall be the gross fair market value of such asset on the date of distribution, which in the case of a share of IBG LLC transferred to IBGI on behalf of a Member pursuant to the Exchange Agreement shall equal the Fair Market Value of a share of IBGI Common Stock; and

(vi)          The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Managing Member determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), clause (ii) or clause (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“IBGI” is defined in the preamble to this Agreement.

“IBGI Common Stock” means the Class A common stock , par value $0.01 per share, of IBGI.

“IBG LLC” means the Connecticut limited liability company, formerly known as Interactive Brokers Group LLC, referred to in the preamble to this Agreement.

“Interest” means any ownership interest in the Company by a Member, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.  The Members’ Interests in the Company are divided into units and classified as either Common Shares or Tax Benefit Shares.

“Liquidator” means the Managing Member or its successor or, if none, such other Person selected by a vote of the Members to conduct the winding-up of the Company and distribution of its assets following dissolution of the Company.

“Managing Member” means any Member who has become a Managing Member in accordance with the terms of this Agreement and who has not ceased to be a Managing Member pursuant hereto.  “Managing Members” means all such Members.

“Member” means any Member (i) whose name is set forth as such on Schedule A attached hereto, or who has become a Member pursuant to the terms of this Agreement, and (ii) who has not ceased to be a Member.  “Members” means all such Members.

“Net Cash Flow” means the gross cash receipts of the Company received from IBG LLC and from any other source, exclusive, however, of Tax Benefit Payments received from IBGI, less the portion thereof used to pay Company expenses or establish reserves, all as reasonably determined by the Managing Member.  Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

“Person” means any individual, partnership, corporation, trust, or other entity.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)            Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(ii)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(iii)          In the event the Gross Asset Value of any Company asset is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)          Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

(v)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period.

“Property” means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

“Redemption Notice” is defined in Section 8.5.

“Redemption Request” is defined in Section 8.4.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Series A Shares,” “Series B Shares,” and “Series C Shares,” in each case means the units representing Common Shares of the Company having the rights specified in Section 2.2.

“Tax Benefit Payments” means payments received by the Company from IBGI pursuant to the Tax Receivable Agreement.

“Tax Benefit Shares” means the units representing a class of Interests in the Company that is entitled to participate in allocations of Profits attributable to Tax Benefit Payments and distributions of the proceeds thereof.

“Tax Receivable Agreement” means that certain agreement dated May [__], 2007, by and between IBGI and the Company providing for, among other things, the payment of amounts equal to 85% of tax savings derived by IBGI from adjustments to the basis of the assets of IBG LLC underlying the interests in IBG LLC acquired by IBGI from the Company.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, mortgage, give, create a security interest in or lien on, encumber, place in trust (voting or otherwise), pledge, hypothecate, or otherwise dispose of.

“Voting Shares” means Series A Shares and, from and after the time specified in Section 7.6, Series B Shares.

ARTICLE II.

CAPITAL

Section 2.1.            Initial Capital.  Each of the Members has contributed to the Company as his initial Capital Contribution such Member’s interest in IBG LLC.  The names, addresses, IBG LLC membership interests contributed to the Company and number, classes and series of Shares of the Company received in exchange therefor of each of the Members are as set forth in Schedule A hereto.  In the event that the number of Shares held by any Member shall change during the year, the foregoing shall be reflected on an amended or supplemental Schedule A, to be prepared by the Managing Member.

Section 2.2.            Classes and Series of Interests.  The Interests in the Company shall initially be divided into two classes:  the Common Shares and the Tax Benefit Shares.  The Common Shares shall be further divided into three Series:  the Series A Shares, the Series B Shares and the Series C Shares.  Finally, the Series C Shares shall be further divided into Series C

Profits Shares and Series C Capital Shares.  The foregoing classes and series of Interests shall have the following respective and relative rights:

(a)           Series A Shares shall initially be the only Interests with the right to vote on any matter submitted for a vote, or requiring the consent or approval, of the Members.  The holders of Series B Shares shall initially have no voting rights, but Series B Shares may become Voting Shares as provided in Section 7.6.  The holders of Series C Shares shall have no voting rights.

(b)           As Common Shares, Series A Shares, Series B Shares and Series C Shares (which consist of Series C Profits Shares and Series C Capital Shares) shall represent an interest in both Profits and capital of the Company, exclusive of Profits and capital attributable to Tax Benefit Payments, each with equal rights to share therein.

(c)           Each Series C Capital Share shall represent an interest in capital of the Company determined by reference to the capital account corresponding to such Series C Capital Share at the date of its original issuance; and each Series C Profits Share shall represent an interest in profits of the Company allocated to a Series C Share from and after the date of issuance of such Series C Profits Share.  In the event a Series C Profits Share and a Series C Capital Share are issued in conjunction with one another, on their date of issuance the Series C Capital Share shall have a capital account balance equal to the capital account of each outstanding Series A Share and each outstanding Series B Share as of such date, and the Series C Profits Share shall have no balance in its capital account at the date of issuance.

(d)           No Capital Contribution will be required as consideration for the issuance of Series C Profits Shares (other than future services to IBG LLC or the Company), provided that upon the date hereof Series C Profits Shares shall be issued in exchange for Members’ contributions of corresponding profits interests in IBG LLC.

(e)           Tax Benefit Shares shall represent an interest in Profits and capital of the Company attributable to Tax Benefit Payments.  Tax Benefit Shares shall have no voting rights.  Tax Benefit Shares shall be owned by the Members in the same numbers and proportions as the Members initially own the Series A Shares and Series B Shares; and, subject to earlier cancellation as set forth in Sections 8.7 and 8.8 hereof, Tax Benefit Shares of any Member shall expire and be cancelled by the Company when no remaining Tax Benefit Payments are receivable by the Company.

(f)            Upon the date of this Agreement, the number of outstanding Common Shares of the Company plus the number of outstanding shares of IBGI Common Stock shall equal the number of outstanding shares of IBG LLC.  It is the intent of the Members that this relationship remain constant throughout the term of the Company.  If any Series C Shares are forfeited to the Company pursuant to Sections 8.7 or 8.8 hereof, a corresponding number of shares of IBG LLC shall be surrendered to IBG LLC for cancellation.  In addition, in the case of any redemption of Common Shares by the Company as authorized by Section 8.4 and Section 8.5, it is intended that the redemption purchase price be provided to the Company through the sale of a corresponding number of IBG LLC shares to IBGI, which will fund its purchase of such IBG LLC shares through an offering and sale of IBGI Common Stock, provided that, in the discretion of the Managing Member, IBG LLC may be allowed to redeem IBG LLC shares held by the Company to fund any such redemption of Common Shares.  These and other adjustments to the number of Common Shares outstanding may be made from time to time as necessary to properly reflect the relative Interests of the Members.

Section 2.3.            Interests Not Certificated.  Unless otherwise determined by the Managing Member, the Members’ Interests and the Shares representing the same shall be documented and recorded solely by an entry on the Company’s books.

Section 2.4.            Other Matters.

(a)           Except as otherwise provided in this Agreement, no Member shall demand or receive a return of his Capital Contributions or his entitlements with respect to his Interest, at any time, or withdraw from the Company without the consent of the Managing Member.

(b)           No Member shall be personally liable for the debts, liabilities, contracts or any other obligations of the Company by reason of this Agreement.  Except as otherwise provided in Section 4.3 of this Agreement, any other agreements among the Members or applicable state law, no Member shall be required to lend any funds to the Company or, after his initial Capital Contributions have been paid, to make any additional contributions to the Company, and no Member shall have any personal liability for the repayment of any Capital Contributions of any other Member.

ARTICLE III.

ALLOCATIONS

Section 3.1.            Allocations of Profits and Losses.

(a)           Except as otherwise provided in this Article III, all Profits and Losses of the Company, and each item thereof, exclusive of Profits derived from Tax Benefit Payments, shall be allocated among the Members in accordance with the number of Common Shares held by each, with the allocations of Profits to be made with respect to the Series C Shares to be made to the holders of the Series C Profits Shares.

(b)           Profits derived from Tax Benefit Payments shall be allocated among the holders of Tax Benefit Shares in accordance with the number of Tax Benefit Shares held by each.  Losses derived from payments in satisfaction of a Tax Benefit Clawback Obligation shall be allocated among the holders of Tax Benefit Shares who bear such obligation as provided in Section 4.3.

Section 3.2.            Allocations of Taxable Income or Loss.

(a)           Items of income, deduction, gain and loss that are recognized by the Company for federal income tax purposes shall be allocated among the Members consistent with the allocations of such items under Sections 3.1 and 3.2.  To the extent appreciation or depreciation in asset values is reflected in capital accounts prior to recognition for tax purposes, allocations shall be made in accordance with the principles and provisions of Section 704(c) of the Code.

(b)           All items of federal income tax credit and items of tax credit recapture shall be allocated among the Members in accordance with the Members’ interests in the Company as of the time the tax credit or credit recapture arises, as provided in Regulation Section 1.704-1(b)(4)(ii).

(c)           The Managing Member may, in his discretion, make a special allocation of net capital gain to a Member whose Interest in the Company is redeemed during the fiscal year as appropriate to reduce the amount of the difference, if any, between the purchase price payable by the Company for such Member’s Interest and the federal income tax basis thereof, determined as of the effective date of redemption.

Section 3.3.            Allocations When Interests Change.  In the event that the number of Shares held by any Member shall change during the year, allocations made under this Article III to each such Member shall be prorated according to the number of Shares held by each Member for each portion of the year, on a daily, monthly or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Regulations thereunder.

ARTICLE IV.

DISTRIBUTIONS

Section 4.1.            Distributions of Net Cash Flow.

(a)           Net Cash Flow, as determined by the Managing Member, shall be distributed to the Members at least annually, and at such other times as the Managing Member may decide, in its sole discretion.

(b)           Each distribution of Net Cash Flow among the Members shall be made to the holders of the outstanding Series A, Series B and Series C Shares, as reflected in registry of Common Shares of the Company on the record date for the distribution, in proportion to the number of Common Shares held by each Member, with the share distributable with respect to the Series C Shares to be distributed to the holders of Series C Profits Shares up to the amount of cumulative net Profits allocated thereto, and thereafter to the holder of the Series C Capital Shares corresponding thereto.

Section 4.2.            Distributions of Tax Benefit Payments.

(a)           Tax Benefit Payments received by the Company shall be distributed by the Company within 90 days following the receipt thereof.

(b)           Tax Benefit Payments shall be allocated among and distributed to the holders of Tax Benefit Shares in accordance with the number of Tax Benefit Shares held by each, subject to the forfeiture provisions contained in Sections 8.7 and 8.8 hereof.

Section 4.3.            Clawback of Tax Benefit Distributions.

(a)           If the Company is obligated under the Tax Receivable Agreement to pay back to IBGI all or a portion of any Tax Benefit Payment received by the Company from IBGI (a “Tax Benefit Clawback Obligation”) and the Company has insufficient funds to pay such amount, the Managing Member shall call for such additional amount as is necessary to satisfy such obligations, in which case each Member shall contribute to the Company, when and as called, such Person’s pro rata share of the amount called by the Managing Member determined pursuant to Section 4.3(b); provided that, a Member shall not be obligated to contribute to the Company pursuant to this Section 4.3(a) an aggregate amount which exceeds the lesser of (i) the aggregate amount of distributions with respect to Tax Benefit Payments received by such Member from the Company pursuant to this Agreement, or (ii) such Person’s pro rata share of the amounts called by the Managing Member as determined pursuant to Section 4.3(b) hereof.

(b)           Any contribution required to fund a Tax Benefit Clawback Obligation will be funded by the Members pro rata according to the respective aggregate amounts of Tax Benefit distributions received by or on behalf of such Members prior to the date of such contribution.

(c)           In no event shall the Members be obligated pursuant to this Section 4.3 to contribute to the Company an aggregate amount with respect to the Tax Benefit Clawback Obligation in excess of the aggregate amount the Company is obligated to pay to IBGI pursuant to Section 3.04 of the Tax Receivable Agreement.

(d)           A Member’s obligation to make contributions to the Company under this Section 4.3 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.3, the Company may pursue and enforce all rights and remedies it may have against each Member under this Section, including instituting a lawsuit to collect such contribution with interest from the date such contribution was required to be paid under this Section calculated at a rate equal to the Base Rate plus four percentage points per annum, compounded annually (but not in excess of the highest rate per annum permitted by law).

(e)           The Members acknowledge that they are severally obligated to fund their respective shares of any Tax Benefit Clawback Obligation to IBGI, and that IBGI is a third party beneficiary of such several obligations.

ARTICLE V.

MANAGEMENT

Section 5.1.            Authority of the Managing Member.  The Managing Member shall not permit the Company to engage in any activity which substantially changes the nature of the Company’s business as a holding company for interests in IBG LLC or enter in any material agreement(s) on behalf of the Company, other than the Exchange Agreement, which would in the aggregate, during any twelve (12) month period, result in a transfer or commitment to transfer over twenty percent (20%) of the interests in IBG LLC held by the Company, without the written consent of holders of a majority of the Voting Shares.  Subject to the foregoing and the provisions of Section 5.3, the Managing Member shall manage the business of the Company and shall have all of the rights and powers which may be possessed by a managing member under the Act including, without limitation, the right and power to:

(a)           acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(b)           sell or exchange interests of the Company in IBG LLC to IBGI in exchange for cash or IBGI Common Stock and deal in any other Company assets whether real property or personal property;

(c)           operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)           execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance and operation of Property or in connection with managing the affairs of the Company, including executing amendments to the Agreement and the Certificate of Formation in accordance with the terms of the Agreement pursuant to any power of attorney granted by the Members to the Managing Member;

(e)           borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Property;

(f)            execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Property;

(g)           prepay in whole or in part, refinance, recast, increase, modify or extend any liabilities affecting the Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Property;

(h)           care for and distribute funds to the Members by way of cash, income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)            appoint officers and agents of the Company and delegate to such Persons authority granted to the Managing Member hereunder;

(j)            contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers, accountants, and Members, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company, and enter into agreements with respect to their activities on behalf of the Company;

(k)           engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Property and Managing Member’s liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(l)            vote securities held by the Company;

(m)          make any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of Interests and Company distributions (which election shall be made as provided in Section 6.5 of this Agreement); (ii) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, or local tax returns; and (iii) to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members in their capacities as Members and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company or the Members;

(n)           take, or refrain from taking, all actions not expressly proscribed or limited by this Agreement as may be necessary or appropriate to accomplish the purposes of the Company;

(o)           institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith; and

(p)           acquire and enter into any contract of insurance which the Managing Member reasonably deems necessary and proper for the protection of the Company, for the conservation of any asset of the Company, or for any purpose beneficial to the Company.

Section 5.2.            Right to Rely upon Managing Member.  Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to:

(a)           the identity of the Managing Member or any other Member;

(b)           the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Managing Member or which are in any other manner germane to the affairs of the Company;

(c)           the Members who are authorized to execute and deliver any instrument or document of the Company; or

(d)           any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

Section 5.3.            Restrictions on Authority of Managing Members.  Except with the written consent of all of the Members, the Managing Member shall not have the authority to:

(a)           do any act in contravention of this Agreement; or

(b)           knowingly perform any act that would subject any Member to personal liability for the obligations of the Company in any jurisdiction.

Section 5.4.            Duties and Obligations of the Managing Member.  The Managing Member shall:

(a)           take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged) and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations;

(b)           devote to the Company such time as may be necessary for the proper performance of all duties hereunder in the discretion of the Managing Member;

(c)           be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Company;

(d)           use its reasonable efforts to cause the Company to be formed, reformed, qualified or registered under assumed or fictitious name statutes or similar laws in any state or country in which the Company owns property or transacts business if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business; and

(e)           manage and control the affairs of the Company and in doing so use his reasonable efforts to carry out the purpose of the Company for the benefit of all of the Members and in exercising his powers, recognize his fiduciary responsibility to the Company.

Section 5.5.            Compensation and Expenses.

(a)           No Member shall receive any salary, fee or draw for services rendered to or on behalf of the Company, except as the Managing Member shall determine.

(b)           The Managing Member may charge the Company for expenses reasonably incurred in connection with the Company’s business.

Section 5.6.            Signatures; Power of Attorney.  Subject to the limitations imposed by Section 5.1, the signature of the Managing Member shall be necessary and sufficient to convey title to any real property owned by the Company or to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation.  All of the Members agree that a copy of appropriate provisions of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing Member shall be sufficient to execute any documents necessary to effectuate this or any other provision of this Agreement.  All of the Members do hereby appoint the Managing Member as their attorney-in-fact for the execution of any or all of the documents described herein.

ARTICLE VI.

RECORDS AND ACCOUNTING

Section 6.1.            Records and Accounting.  Proper and complete records and books of account of the business of the Company shall be maintained at the Company’s principal place of business.  All books and records of the Company shall be kept in accordance with Generally Accepted Accounting Principles in the United States (U.S. “GAAP”).

Section 6.2.            Tax Information.  Prior to the day on which the Company’s tax return for such fiscal year is filed, the Managing Member shall cause to be delivered to each Person who was a Member at any time during such fiscal year all information necessary for the preparation of such Member’s federal income tax return, including a statement showing such Member’s distributive share of the Company’s income, gains, losses, deductions, credits and tax preferences for the taxable year of the Company ending within or with its taxable year for federal income tax purposes, and the amount of any distribution made to or for the account of such Member pursuant to this Agreement; provided, however, that within ninety (90) days after the end of each fiscal year, the Managing Member shall cause to be delivered to each such Person an estimate of all such information.

Section 6.3.            Tax Returns.  The Managing Member shall cause all required federal and state and local information returns for the Company to be prepared and timely filed with the appropriate authorities.

Section 6.4.            Accounting Decisions.  All decisions as to accounting principles used for financial reporting and tax accounting purposes shall be made by the Managing Member on a basis that is acceptable to the Company’s accountants notwithstanding any other provisions to the contrary contained in this Agreement.

Section 6.5.            Tax Elections.  The Managing Member may, from time to time, make the tax elections it deems necessary, in its sole discretion to carry out the business of the Company or the purposes of this Agreement; provided that the Company shall make the election authorized by Section 754 of the Code with its initial federal income tax return.

Section 6.6.            Fiscal Year.  The fiscal year of the Company shall be the calendar year.

Section 6.7.            Tax Matters.  The Managing Member shall act for the Company as “tax matters partner” for purposes of Section 6231(a)(7) of the Code.

ARTICLE VII.

AMENDMENTS; MEETINGS; VOTING

Section 7.1.            Amendment.  Except as otherwise required by law or as provided elsewhere in this Agreement, this Agreement may be amended in any respect only with the vote of a two-thirds (2/3) majority of the holders of the Voting Shares.

Section 7.2.            Amendment to Certificate of Formation.  In the event this Agreement shall be amended pursuant to this Article VII, the Managing Member shall amend the Certificate of Formation to reflect such change if the Managing Member deems such amendment to be necessary.

Section 7.3.            Meetings of Members.  Meetings for purposes of voting shall be called by the Managing Member who shall be required to give written notice thereof to all Members entitled to vote at such meeting no less than ten (10) days and no more than thirty (30) days prior to the date of such meeting.  Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and at the principal office of the Company or such other location as shall be stated in the notice.

Section 7.4.            Proxy of Member.  Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting.  Every proxy must be signed by the Member or his attorney-in-fact.  Every proxy shall be revocable at the pleasure of the Member executing it.

Section 7.5.            Consent or Voting.

(a)           All voting shall be based on the aggregate number of Voting Shares outstanding and not the number of holders of such Shares.

(b)           In the event that the consent or vote of the holders of Voting Shares shall be required for any action hereunder and no specific proportion is stated herein, the affirmative vote of holders of more than fifty percent (50%) of the total Voting Shares outstanding shall be required for such action.

Section 7.6.            Conversion of Series B Shares into Voting Shares.  If at any time Thomas Peterffy, his spouse, descendants, spouses of descendants, siblings, ancestors and the spouses and descendants of his siblings, or one or more trusts established for the benefit of any one or more of any of the foregoing, in the aggregate own directly or through an entity (taking into account only their proportionate share of the Shares owned by an entity based upon the equity of any such entity owned by one or more of the foregoing) less than fifty percent (50%) of the total outstanding Shares of the Company, then at such time all Series B Shares shall automatically become Voting Shares.

ARTICLE VIII.

PROVISIONS RELATING TO MEMBERS

Section 8.1.            Investment Representation.  Each Member who is an employee of IBG LLC or one of its Affiliates represents and warrants that (i) his Interest is acquired for investment and not with a view to the resale or other distribution thereof, (ii) he understands that none of the Interests have been registered under the Securities Act of 1933 or any similar legislation in any other country or jurisdiction, and that there may be no market for his Interest, and (iii) he is acquiring his Interest without the benefit of any representation, warranty, or other assurance from any other Member or representative of the Company with respect to the financial condition or prospects of the Company.

Section 8.2.            No Assurance of Employment.  Each Member who is an employee of IBG LLC or one of its Affiliates fully understands that nothing herein modifies the terms of the Member’s employment with IBG LLC or the Company, including IBG LLC’s or the Company’s right, which such Member hereby confirms, to terminate such employment at will.

Section 8.3.            Restrictions on Member’s Transfer of an Interest.

(a)           Except as otherwise provided in this Section 8.3, in Section 8.4 and in Section 8.5, no Member may Transfer all or any portion of or any rights or entitlements deriving from any Interest in the Company at any time or howsoever acquired without (i) the written consent of the Managing Member, which consent may be denied for any reason whatsoever, and (ii) the approval of the holders of the Voting Shares.  Upon such consent and approval, any Voting Shares owned by a Member shall upon Transfer inure to the benefit of the transferee, who shall subsequently have the right to cast any votes with respect to such Voting Shares.

(b)           Thomas Peterffy’s Voting Shares, together with the rights associated therewith, shall inure to the benefit of those to whom he has made a voluntary Transfer of such Voting Shares without the necessity of the consent of the Managing Member or any vote or approval of the holders of Voting Shares.

(c)           Each Member who has been granted rights pursuant to the Exchange Agreement may exercise such rights in accordance with its terms.

(d)           The forfeiture of Series C Shares and Tax Benefit Shares to the Company upon the violation by the holder thereof of the restrictions described in Sections 8.7 and 8.8 shall not constitute a Transfer for purposes hereof.

Section 8.4.            Member’s Elective Redemption.

(a)           Pursuant to the Exchange Agreement, each Member has been granted the right to cause the Company to redeem such Member’s Common Shares on the schedule and terms specified in such agreement and otherwise in accordance with this Agreement.

(b)           Using the request form attached to the Exchange Agreement and consistent with the schedule of eligibility for redemption specified therein, each Member shall be entitled to require the redemption of the Series B Shares or Series C Shares held by such Member by giving written notice to the Company specifying the number of Shares eligible for redemption that are to be redeemed (a “Redemption Request”).  Any such Redemption Request shall be delivered to the Company no less than 60 days nor more than 90 days before a General Redemption Date.  The redemption of the Shares subject of the Redemption Request shall be at a purchase price equal to the proceeds of sale of the shares of IBGI Common Stock sold by IBGI in order to fund the Company’s redemption pursuant to this Section 8.4(b), less any applicable underwriting discounts, in accordance with the procedures established in the Exchange Agreement.  Such  purchase price shall be payable on such terms and conditions as are set forth in paragraph (d) of this Section.

(c)           Any Person who becomes the holder of or otherwise entitled under the terms of this Agreement to any Interest of a Member, including by reason of death of the Member, shall succeed to the rights granted the Members to require the redemption of their Shares described in paragraph (b) of this Section 8.4.

(d)           The redemption of Shares subject to a Redemption Request shall occur on a date specified by the Company with notice to the applicable Member within the later of (i) 30 days following the applicable General Redemption Date, or (ii) 10 business days after completion of the public offering of IBGI Common Stock, the proceeds from which will fund the redemption; provided that, if the redemption is to be funded by a redemption by IBG LLC of a portion of its shares held by the Company, the date specified by the Company for redemption of the Members Common Shares shall be within the period described in clause (i).  From and after the date of redemption specified by the Company, the Member or other holder of the Shares subject thereof shall cease to be the holder of such Shares and shall have rights that are limited to entitlement to the payment(s) provided for in this paragraph.  The purchase price of Shares redeemed pursuant to Section 8.4(b) shall be paid, in cash and without interest, on the date of redemption.  The Shares so redeemed by and sold to the Company shall be free and clear of all liens, charges and encumbrances, other than those created by this Agreement.

Section 8.5.            Company’s Optional Redemption of Interests.

(a)           The Company has the unilateral right to redeem each Member’s Series B Shares and Series C Shares in accordance with this Agreement.

(b)           The Company (with the prior approval of the board of directors of IBGI) may at any time demand to buy any or all Series B Shares or Series C Shares held by any Member by giving written notice of such intent in accordance with the mandatory exchange provisions of the Exchange Agreement (a “Redemption Notice”) to such Member, and the Member shall sell, and shall be deemed to have sold, to the Company, the Shares so demanded by the Company from the Member, on a date specified in the Redemption Notice.  The purchase price per Share shall be equal to: (x) in the case of redemptions financed through public offerings of shares of IBGI Common Stock, the Public Offering Redemption Price (as defined in the Exchange Agreement), and (y) in the case of redemptions financed using cash on hand at IBG LLC in accordance with Section 4.3(c) of the Exchange Agreement, the Stock Price (as defined in the Exchange Agreement) of the IBGI Common Stock as of the date of redemption.  Such purchase price shall be payable on such terms and conditions as are set forth in paragraph (d) of this Section.

(c)           Any Person who becomes the holder of or otherwise entitled under the terms of this Agreement to any Interest of a Member, including by reason of death of the Member, shall be subject to the rights granted the Company to purchase such Interest described in paragraph (b) of this Section 8.5.

(d)           From and after the date of sale specified in the Redemption Notice given by the Company under this Section 8.5, the Member or other holder of the Shares subject thereof shall cease to be the holder of such Shares and shall have rights that are limited to entitlement to the payment(s) provided for in this paragraph.  The purchase price of Shares redeemed pursuant to Section 8.5(b) shall be paid, in cash and without interest, (x) in the case of redemptions financed through public offerings of shares of IBGI Common Stock, concurrently with the settlement date for such corresponding public offerings, and (y) in the case of redemptions financed using cash on hand at IBG LLC in accordance with Section 4.3(c) of the Exchange Agreement, no less than 15 nor more than 45 days following the date of the Redemption Notice.  The Shares so purchased by and sold to the Company shall be free and clear of all liens, charges and encumbrances, other than those created by this Agreement.

Section 8.6.            Documentation of Transfer of Interests.  If any Transfer of a Member’s Interest is required or permitted pursuant to the terms of this Article, such Transfer shall, after receipt by the Managing Member of all required documentation thereof, be made by a proper entry on the books of the Company.  Any Transfer that is required pursuant to the terms of this Agreement may be effected by the Managing Member without further action by the transferring Member.

Section 8.7.            Confidentiality; Non-Compete; Other Covenants.  Each Member who is a current or former employee of IBG LLC or any of its Affiliates acknowledges and agrees that a violation of any of the following agreements will result in: (x) the forfeiture to the Company of any Series C Shares that remain subject to restriction which are then held by such Member, (y) the forfeiture to the Company of any Tax Benefit Shares, and all associated rights to distributions, then held by such Member, and (z) the right to injunctive relief in accordance with Section 8.10 below and/or the payment of damages by such Member to IBG LLC in an amount reflecting the harm caused to IBG LLC and its Affiliates, and the benefits that have been and may be received by the Member, in connection with or as a result of any such breach. Each Member acknowledges and agrees that the restrictions contained herein give rise to important fiduciary obligations by the Member and are critical to the ongoing business of IBG LLC and the livelihood of its employees, including substantially all of the other Members, and that the broad nature of such restrictions (both in time and geographic scope) are necessary and reasonable in the circumstances.

(a)           The Member understands that as an employee of IBG LLC or one of its Affiliates, the Member has and will have access to IBG LLC’s or its Affiliates’ training with respect to their proprietary data which is unique and has been developed at great cost, and which includes, but is in no way limited to, trade secrets, business plans, computer skills, algorithms, software, source codes, data files, programs and know-how, financial information and customer information, and that such proprietary data continues to be developed and may not become outdated.  The Member agrees to maintain the confidentiality of such proprietary data during and after termination of employment and not to reveal it to third parties, nor shall the Member use such proprietary data for the Member’s own benefit or the benefit of anyone other than IBG LLC or its Affiliates, and the Member accepts such contractual obligations and all other fiduciary obligations attendant with receipt of such proprietary data, even though these obligations will fully restrict the Member’s ability upon leaving IBG LLC’s employ to enter into competition or be employed or otherwise associated with one who is in competition with IBG LLC or its Affiliates.

(b)           The Member further understands that, as an employee of IBG LLC or its Affiliates, and as a consultant to the Company or its Affiliates, he or she will make contributions to the value of IBG LLC and its Affiliates.  Such contributions include development and enhancement of processes, inventions, patents, discoveries, copyrights, designs, programs, trade secrets and other intangible rights developed, conceived or enhanced by the Member (whether or not patentable or copyrightable), either solely or jointly with others, during the course of employment, or with the use of the time, materials or facilities of IBG LLC or its Affiliates or otherwise relating to IBG LLC’s or its Affiliates’ businesses or operations.  Such contributions shall be solely the property of IBG LLC or its Affiliates and the Member shall have no proprietary rights in such contributions, and shall be entitled to no other compensation for them other than as provided herein and normal salary and benefits.  The Member shall disclose such contributions and related documentation promptly to IBG LLC or its Affiliates; and shall not disclose them to third-parties.  The Member assigns all right, title and interest in such contributions to IBG LLC or its Affiliates; and agrees to assist IBG LLC or its Affiliates in obtaining all patent, copyright or trade secret protection to the extent available at the request of IBG LLC or its Affiliates.  Upon termination of employment, and otherwise at the request of IBG LLC or its Affiliates, the Member shall promptly return to IBG LLC or its Affiliates all property owned by IBG LLC or its Affiliates, including, but not limited to, all equipment, keys, credit cards, building passes, all copies of documents, data, papers, reports, manuals, computer programs, software and other material and other physical embodiments of the foregoing (regardless of form or medium) which is or may contain, relate to or be derived from IBG LLC’s or its Affiliates’ property.

(c)           So that IBG LLC may avail itself of the special skills and experience afforded to Member by IBG LLC, upon termination of employment with IBG LLC or its Affiliates, the Member shall at all times stand ready to, and will (if directed by the Company) personally consult for the Company or its Affiliates as required by IBG LLC or its Affiliates for a total of five (5) years: for one (1) year from the date of such termination for a maximum of three (3) hours per week and for a maximum of two (2) hours per week in each of the succeeding four (4) years.

(d)           The Member (a) understands that the global business activities of IBG LLC and its Affiliates may be conducted from any location in the world; and (b) further understands and agrees that, during the Member’s employment with IBG LLC or its Affiliates and for a period of five (5) years after any termination of such employment (during which five year period the Member agrees to act as a consultant to IBG LLC or its Affiliates pursuant to Section 8.7(c)), the Member shall not engage or assist others to engage in competition with IBG LLC or its Affiliates; and (c) further understands and agrees that the restrictions on competition contained herein are reasonable in time and geographic scope; provided that, any Member whose employment with IBG

LLC or any of its Affiliates has been terminated without cause (as determined by the Managing Member) shall not be subject to the requirements of this Section 8.7(d).  Competition for this purpose includes, without limitation, directly or indirectly engaging anywhere in the world in one or more of, or being employed by or associated in any capacity with any entity or person located anywhere in the world that engages in, or otherwise provides brokerages services or Facilities (as defined below) to engage in, any of the following businesses:  (i) buying, selling, investing in or otherwise trading, dealing in, or clearing stocks, bonds, securities, financial instruments, options, derivative products, indices, commodities, currencies and similar products that are traded either off-exchange or in any pit, ring or other trading arena, or on any exchange, board of trade, electronic communications network, alternative trading system or other trading platform, or upon any electronic, computer or other device (“Facilities”) in or on which these activities are conducted by IBG LLC or its Affiliates, or in or on any Facilities through or upon which IBG LLC or its Affiliates plan to commence these activities within six (6) months of termination of the Member’s employment with IBG LLC or its Affiliates; or (ii) providing advice or services of any nature, including, but not limited to hardware, software or programming services of any kind, for use in any such business or businesses.

Section 8.8.            Termination of Employment.  If at any time a Member’s employment with the Company or its Affiliates shall terminate for any reason (other than such Member’s death, or as determined by the Managing Member, such Member’s disability, retirement or termination without cause), (x) any Series C Shares held by the Member on the date of such termination that remain subject to restriction shall be forfeited to the Company, and (y) any Tax Benefit Shares and all associated rights to distributions held by such Member on the date of such termination shall be forfeited to the Company.

Section 8.9.            Modifications of Agreement.  Sections 8.7 and 8.8 hereof may be waived in whole or in part, but only by written consent of the Managing Member, with the approval of the holders of the Voting Shares.  Each Member represents that the restrictions with respect to Series C Shares and Tax Benefit Shares of the Company are fully understood.

Section 8.10.          Consent to Specific Performance and Injunctive Relief.  The Members, in addition to all of the remedies allowed by law for the enforcement of this Agreement, expressly consent to an order for its specific performance in any court having jurisdiction with respect to the Company’s rights contained in this Article VIII, and in connection therewith, acknowledge that the Company will be irreparably injured by a violation of this Article VIII and shall, therefore, be entitled to permanent injunctive relief and preliminary injunctive relief pending a final determination of any controversy arising hereunder.

ARTICLE IX.

MANAGING MEMBER

Section 9.1.            Appointment of Managing Member.  By their execution of this Agreement, the Members holding Voting Shares appoint Thomas Peterffy as Managing Member.

Section 9.2.            Permitted Transfers.  The Managing Member may transfer all or any portion of his or its Interest to any Person only with the consent of the holders of Voting Shares.

Section 9.3.            Resignation of Managing Member.  Upon ninety (90) days prior written notice, a Managing Member may resign.  In the event of the resignation of the Managing Member, a successor Managing Member shall be appointed as provided in Section 9.5 below.

Section 9.4.            Removal of Managing Member.  The Managing Member may be removed, with or without cause, by an affirmative vote for removal of the holders of a two thirds majority of the Voting Shares.

Section 9.5.            Successor Managing Member.  If a Managing Member ceases to act as Managing Member, a successor Managing Member shall be selected by the plurality vote of the holders of Voting Shares.  The successor Managing Member shall become a Managing Member upon his written acceptance of the appointment and written agreement to be bound as a Managing Member under the terms of this Agreement.  In the event a successor Managing Member is designated and accepts the designation, the successor Managing Member shall assume all the duties and obligations of the predecessor Managing Member set forth in this Agreement.

Section 9.6.            Rights of Former Managing Member.

(a)           The resignation or removal of a Managing Member shall not affect such Managing Member’s right to reimbursement for expenses incurred or repayment of loans made by such former Managing Member to the Company in accordance with the provisions of this Agreement.

(b)           A resigned or removed Managing Member (which term, for purposes of this section, shall include his or its successors and assigns) shall continue to have the rights and obligations of a Member with respect to his or its continuing Interest, if any.

ARTICLE X.

ADMISSION AND WITHDRAWAL OF MEMBERS

Section 10.1.          Admission.  Any Person who acquires an Interest by Transfer from a Member shall be admitted as a Member of the Company upon the consent of the Managing Member and the approval of the holders of the Voting Shares.  Any person or entity to be admitted as a Member shall execute such documents and instruments, including an agreement to be bound by the terms of this Agreement, as the Managing Member shall require.  No Person may acquire a Voting Share except as provided in Section 8.2 hereof.

Section 10.2.          Withdrawal and Dissociation.  Except upon the Transfer of his entire Interest in accordance with Article VIII, no Member shall be permitted to withdraw or resign from the Company prior to the dissolution and winding up of the Company without the consent of the Managing Member and approval of the holders of the Voting Shares.

ARTICLE XI.

MERGER, CONSOLIDATION OR SALE;
DISSOLUTION AND LIQUIDATION

Section 11.1.          Merger, Consolidation or Sale.  The Company may enter into an agreement of merger, consolidation, or sale or other transfer of substantially all the assets of the Company upon the decision of the Managing Member, with the approval of the holders of the Voting Shares.

Section 11.2.          Dissolution.  The Company shall continue until the occurrence of any one or more of the following events:

(a)           such time that the holders of a majority of the Voting Shares vote to dissolve the Company; or

(b)           upon the bankruptcy, death, insanity, retirement, resignation, dissolution, expulsion, incapacity or withdrawal of any Managing Member, or upon the occurrence of any event which, under the provisions of the Act, would cause a dissolution; provided, however, that upon such an occurrence, no dissolution shall occur if the holders of a majority of the Voting Shares, at such time as they deem appropriate, vote to continue the business of the Company and, if there is no Managing Member, appoint a successor Managing Member in accordance with Section 9.5.

No Member has the right, on account of any dissolution of the type described in this Section 11.2, to have the Company’s assets applied to discharge its liabilities or to have the value of his or her Interest ascertained or paid for.

Section 11.3.          Winding Up of Affairs.  Upon the dissolution of the Company in accordance with the provisions of this Agreement, the Company shall immediately commence winding up its affairs.  The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Liquidator, and the Liquidator is hereby authorized to do all acts authorized by law for these purposes.  Without limiting the generality of the foregoing, the Liquidator, in carrying out such winding-up and distribution, shall have full power and authority to sell all or any of the Company assets or to distribute the same in kind to the Members.  Any assets distributed in kind shall be subject to all operating agreements or other agreements relating thereto which shall survive the termination of the Company.

Section 11.4.          Liquidating Distributions.

(a)           Following dissolution of the Company and incident to the winding up of the Company’s affairs, all of the Company’s debts and liabilities shall be discharged in the order of priority as provided by law.  The Company’s entitlement under the Tax Receivable Agreement to Tax Benefit Payments shall be allocated among and assigned to the holders of the Tax Benefit Shares in complete cancellation of such Shares.  The Fair Market Value of the remaining assets of the Company shall then be determined.  Thereupon, the assets of the Company shall be distributed to the Members in proportion to the number of Shares held by each Member in relation to the aggregate number of outstanding Shares.  For purposes of such allocation only, it shall be assumed that the assets of the Company other than cash had been sold for an amount equal to their Fair Market Value as determined above, and that the income, gain or loss from such sale had been allocated in accordance with Article III.  Each Member shall receive his share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Member to Member, all as the Liquidator may decide.  Except as provided below, if such distributions are insufficient to return to any Member the full amount of his Capital Contributions, he shall have no recourse against the Company or any other Member.

(b)           The proceeds of liquidation and any unliquidated assets of the Company shall be distributed as provided in Section 11.4(a).  Any reserves established by the Liquidator in the course of such distribution shall be held for so long as the Liquidator shall deem necessary in a special account established for the purpose of paying contingent or unforeseen liabilities or obligations.  At the time the Liquidator determines that there is no longer a need for the reserve, such reserve shall be distributed in the order of priority established in Section 11.4(a).  The distribution of the reserve shall commence where the initial distribution of the assets of the Company ended.  For purposes of this Section 11.4, expenses of dissolution and liquidation shall be treated as debts and obligations of the Company.

ARTICLE XII.

POWER OF ATTORNEY

Section 12.1.          Managing Member as Attorney-In-Fact.  Each Member hereby makes, constitutes, and appoints the Managing Member and each successor Managing Member, with full power of substitution and resubstitution, his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) this Agreement and all agreements, certificates, instruments, and other documents amending or changing this Agreement which have been adopted as provided herein and which the Managing Member may deem necessary, desirable, or appropriate including, without limitation, amendments or changes to reflect (i) the exercise by any Managing Member of any power granted to him under this Agreement; and (ii) the disposition by any Member of his Interest in the Company; and (b) any certificates, instruments, and documents as may be required by, or may be appropriate under, the laws of any state or jurisdiction in which the Company is doing or intends to do business.  Each Member authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

Section 12.2.          Nature as Special Power.  The power of attorney granted pursuant to this Article XII:

(a)           is a special power of attorney coupled with an Interest;

(b)           may be exercised by any such attorney-in-fact by listing the Members executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Members; and

(c)           shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution, or cessation of existence of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of his Interest in the Company.

ARTICLE XIII.

MISCELLANEOUS

Section 13.1.          Notices.  All notices, consents, approvals, requests, demands or other communications (“notices”) which any of the parties to this Agreement may desire to be required to give hereunder, shall be in writing and shall be deemed properly given if (i) hand delivered, (ii) sent by private or public mail carrier which provides evidence of delivery, (iii) sent by United States, certified or registered mail, postage prepaid, return receipt requested, (iv) sent by facsimile transmission, or (v) sent by electronic mail, in each case addressed as follows:

(a)           to the Company, or the Managing Member, at the principal place of business of the Company or to such other addresses as may be designated by the Managing Member by notice to all Members pursuant to the terms of this Section; and

(b)           to Members at the same address set forth in Schedule A or to such other addresses as may be designated by the respective Members by notice to the Company.

Any distribution made, or notice given, to a Member at his last known address as shown on the records of the Company shall be considered effective three (3) days after deposit in any post office or branch post office, regularly maintained by the United States government and shall completely satisfy the obligations of the Company hereunder in respect of such distribution or notice.  Any notice to be given by any Member may be given by counsel or attorney-in-fact for that Member.

Section 13.2.          Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees, and assigns, and shall inure to the benefit of the Company, its successors and assigns.

Section 13.3.          Incorporation by Reference.  Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

Section 13.4.          Sole and Absolute Discretion.  Except as otherwise provided in this Agreement, all actions which the Managing Member may take and all determinations which any Managing Member may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Managing Member.  In the event there shall be more than one Managing Member, all such actions and determinations shall be taken and made by the unanimous vote of all Managing Members.

Section 13.5.          Independent Activities.  Thomas Peterffy may, notwithstanding this Agreement, engage in whatever activities he chooses, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or any Member.  As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

Section 13.6.          Non-Arbitrability.  Notwithstanding any other provision of this Agreement or any rules or regulations of any regulatory body, no controversy, claim, or breach arising out of or relating to this Agreement shall be submitted for settlement to a panel of arbitrators, and the Members agree that any such disputes shall be determined only by a court having jurisdiction thereof in accordance with this Agreement.

Section 13.7.          Further Action.  Each Member, upon the request of the Managing Member, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

Section 13.8.          No Other Beneficiaries.  Except as provided in Section 4.3(e), the rights and obligations of the Members under this Agreement are for the exclusive benefit of the Members, and no creditor or other party having dealings with the Company shall have any right or claim hereunder.

Section 13.9.          Governing Law.  The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.  In the event this Agreement is in conflict with any other agreement among any of the parties hereto, the provisions of this Agreement shall prevail.

Section 13.10.        Waiver of Action for Partition.  Each of the Members irrevocably waives any right that he may have to maintain any action for partition with respect to any of the Property of the Company.

Section 13.11.        Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

Section 13.12.        Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

Section 13.13.        Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such legality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 13.14.        Variation of Pronouns.  All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of Member or Members may require.

Section 13.15.        Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above set forth.

[Signatures of the Members of IBG Holdings LLC]